UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2008
Western Digital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California	92630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 672-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01	Regulation FD Disclosure.
At an investment community event today, February 27, 2008, executives of Western Digital Corporation (the “Company”) will provide investors with an update regarding current conditions in the hard drive industry and the Company’s expected March quarter performance. Specifically, the Company expects to communicate the following:
• In the segments of the hard drive market addressed by the Company, overall demand and pricing in the March quarter are reflecting expected seasonality, compared with the typically stronger December quarter.
• Industry inventory is well controlled. For 3.5-inch and 2.5-inch SATA & PATA drives, manufacturers’ finished goods inventory is approximately 3 weeks, while inventory in the distribution and retail channels is within the long-stated manageable range of 4 to 6 weeks.
• The Company’s performance thus far is better than originally anticipated going into the March quarter, based on strong execution and its leading product and technology portfolios.
• The Company now expects revenues in the March quarter in the range of $2.0 billion to $2.075 billion (which includes approximately $75 million in media and substrate sales), gross margin of approximately 22% and earnings per share of between $1.05 and $1.11. This compares with revenue of $1.4 billion, gross margin of 15.8% and earnings per share of $0.53 in the year-ago quarter.
• Demand and supply balance and competitive behavior throughout the remainder of the quarter will, as is typical, be key factors in determining the ultimate financial outcome of the quarter for the Company.
This Form 8-K contains forward-looking statements, including statements concerning conditions in the hard drive industry, the Company’s expectations regarding pricing, demand and inventory in the hard drive industry, the effects of seasonality of the March quarter, the Company’s business performance during the March quarter, and the Company’s anticipated revenue, earnings per share and gross margin for the March quarter. These forward-looking statements are based on current management expectations and are subject to important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, including: supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; business conditions and growth in the desktop, mobile PC, enterprise, consumer electronics and external hard drive markets; pricing trends and fluctuations in average selling prices; failure to continue to integrate the Company’s media and head technologies; changes in the availability and cost of commodity materials and product components that the Company does not make internally; and other risks and uncertainties listed in the Company’s recent Form 10-Q filed with the SEC on February 5, 2008, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation
February 27, 2008	By:	Raymond M. Bukaty
		Name:	Raymond M. Bukaty
		Title:	Senior Vice President, Administration, General Counsel and Secretary